Exhibit 10.3

IMAC HOLDINGS, INC.

AMENDMENT NO. 1 TO 2018 INCENTIVE COMPENSATION PLAN

WHEREAS, in May 2018, IMAC Holdings, Inc.’s (the “Company”) 2018 Incentive Compensation Plan (the “Plan”) was adopted by the Company’s board of directors (the “Board”) and the holders of a majority of the Company’s outstanding shares of common stock; and

NOW, THEREFORE, the Board hereby amends the Plan, effective upon the approval by the Board and the Company’s shareholders in accordance with Section 10(e) of the Plan, to hereby delete Section 4(a) of the Plan in its entirety and substitute Section 4(a) with the following:

“4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 2,000,000, all of which may be Incentive Stock Options. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

Adopted July 6, 2022